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                                                                     EXHIBIT 5.1





                                                                  June 24, 1998


Western Bancorp,
  4100 Newport Place, Suite 900,
     Newport Beach, California  92660.

Ladies and Gentlemen:

     In connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 2,425,033 shares (the "Securities") of Common Stock, without par value, of Western Bancorp, a California corporation (the "Company"), I, as General Counsel of the Company, have examined such corporate records, certificates and other documents, and such questions of law, as I have considered necessary or appropriate for the purpose of this opinion. Upon the basis of such examination, I advise you that, in my opinion, when the registration statement on Form S-4 relating to the Securities (the "Registration Statement") has become effective under the Act and the Securities have been duly issued and sold as contemplated by the Registration Statement and upon consummation of the merger of Bank of Los Angeles with and into Santa Monica Bank, a wholly-owned subsidiary of the Company, the Securities will be validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of California, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

     I have relied as to certain matters on information obtained from public officials and other sources believed by me to be responsible.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Validity of Western Common Stock" in the Proxy Statement-Prospectus contained in the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

                                        Very truly yours,

                                        /s/ JULIUS G. CHRISTENSEN
                                        -------------------------
                                        Julius G. Christensen,
                                        Executive Vice President
                                        General Counsel and Secretary